UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2012

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2012, U.S. Silica Holdings, Inc., through certain of its subsidiaries as borrowers and guarantors, entered into Amendment No. 6 to the ABL Loan and Security Agreement (the “Agreement”) with Wells Fargo Bank, National Association, as agent and the lenders named therein (the “Amendment”). The Amendment increases the commitments under the Agreement from $35 million to $50 million, and the letter of credit sublimit from $15 million to $20 million; provided, however, that the aggregate principal amount of the loans and letters of credit obligations outstanding at any one time shall not exceed the borrowing base as calculated pursuant to the Agreement. The Amendment also extends the termination date of the Agreement from October 31, 2015 to October 31, 2016, reduces pricing and fees on borrowings, letters of credit and unused commitments and adds an additional subsidiary as a co-borrower.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 6 to Loan and Security Agreement, dated as of December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013

U.S. SILICA HOLDINGS, INC.

/s/ Donald A. Merril
Donald A. Merril
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 6 to Loan and Security Agreement, dated as of December 31, 2012.